UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2014 (June 24, 2014)
GAMESTOP CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
625 Westport Parkway, Grapevine, TX	76051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(817) 424-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On June 24, 2014, GameStop Corp, (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, three Directors were voted on for re-election and two additional proposals were voted on, with the final results set forth below.

1. The Company’s stockholders elected each of the three nominees for director for a one-year term with the vote specified below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas N. Kelly Jr.	90,272,488	597,399	321,927	8,749,142
Gerald R. Szczepanski	90,005,508	909,602	276,704	8,749,142
Lawrence S. Zilavy	90,232,868	634,254	324,692	8,749,142

2. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,098,934	1,700,739	391,976	8,749,307

3. The Company’s stockholders approved, by the following vote, to ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending January 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-votes
99,398,984	190,709	351,263	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

	By:	/s/ ROBERT A. LLOYD
Robert A. Lloyd
Executive Vice President and Chief Financial Officer

Date: June 26, 2014

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